SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

         Check the appropriate box:
         | |      Preliminary information
                  statement

         |X|      Definitive information statement

         |_|      Confidential, for use of the Commission
                  only (as permitted by Rule 14c-5(d)(2))

                    Global Telecommunication Solutions, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

                           Common Stock, par value $.01 per share

         (2)  Aggregate number of securities to which transactions applies:

                           All outstanding securities of the Registrant

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

                           Not applicable

         (4)  Proposed maximum aggregate value of transaction:

                           Not applicable

         (5)  Total fee paid:

                           $0

         |_|  Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:


--------
    * Set forth the amount on which the filing fee is calculated and state how it was determined.

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                             5697 Rising Sun Avenue
                        Philadelphia, Pennsylvania 19120





To the Holders of Common Stock of
Global Telecommunication Solutions, Inc.



                  Global Telecommunication Solutions, Inc. ("Company") has obtained the written consent of certain of its stockholders of record as of February 14, 1997 to approve an amendment to its Amended and Restated Certificate of Incorporation to effectuate a one-for-three reverse stock split of the issued and outstanding shares of Common Stock of the Company. This action has been approved by the Board of Directors of the Company and the holders of a majority of the Company's outstanding shares of Common Stock. Your consent is not required and is not being solicited in connection with these actions. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, as amended, with this letter you are being furnished with an Information Statement relating to these actions.




                                         By Order of the Board of Directors



                                         David S. Tobin
                                         Secretary

Philadelphia, Pennsylvania
March 3, 1997

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


                              INFORMATION STATEMENT


                    CONCERNING CORPORATE ACTION AUTHORIZED BY
                     WRITTEN CONSENT OF STOCKHOLDERS OWNING
                      A MAJORITY OF SHARES OF CAPITAL STOCK
                            ENTITLED TO VOTE THEREON


                  THE COMPANY IS NOT ASKING YOU FOR A PROXY AND
                YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY



                  This Information Statement is furnished to the stockholders of Global Telecommunication Solutions, Inc. ("Company") to advise them of certain corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of the shares of common stock, $.01 par value ("Common Stock"), of the Company entitled to vote thereon, pursuant to the requirements of the General Corporation Law of Delaware and the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations promulgated thereunder.

                  As described herein, by unanimous written consent dated February 11, 1997, the Board of Directors of the Company authorized an amendment ("Amendment") to Article FOURTH of the Company's Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split ("Reverse Split") of the currently issued and outstanding shares of the Company's Common Stock such that the Company thereafter will have outstanding approximately 1,854,544 shares of Common Stock (excluding the obligation of the Company to issue an insignificant number of additional shares of Common Stock in lieu of fractional shares). The number of shares of Common Stock authorized by the Amended and Restated Certificate of Incorporation will not change as a result of the Reverse Split, and will remain at 35,000,000. The Board of Directors fixed the close of business on February 14, 1997 as the record date for the determination of stockholders entitled to vote with respect to stockholder authorization of the Reverse Split. Thereafter, on February 17, 1997, ten stockholders ("Majority Stockholders") who are the owners of record of 2,880,154 shares (51.8%) of the Common Stock of the Company, the Company's only class of voting securities outstanding, executed and delivered to the Company their written consents to authorize the Amendment. Accordingly, all corporate actions necessary to authorize the Amendment have been taken. Pursuant to the regulations promulgated under the Exchange Act, the authorization of the Reverse Split by the Board of Directors and Majority Stockholders shall not become effective until twenty (20) days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of this twenty (20) day period, the Company intends to file the Amendment with the Delaware Secretary of State. The Reverse Split will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing ("Effective Date").

                  The executive offices of the Company are located at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120. On or about March 3, 1997, this Information Statement will be mailed to each stockholder of record at the close of business on February 14, 1997.

                                VOTING SECURITIES

                  The Board of Directors fixed the close of business on February 14, 1997 as the record date for the determination of stockholders entitled to vote with respect to stockholder authorization of the Amendment. As of February 14, 1997, the Company had issued and outstanding 5,563,632 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company was entitled to one vote for each share of Common Stock registered in his name on the record date. The consent of the holders of a majority of all of the outstanding shares of Common Stock was necessary to authorize the Amendment.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table and accompanying footnotes set forth certain information as of February 14, 1997 with respect to the stock ownership of (i) those persons known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer whose compensation exceeded $100,000 in the fiscal year ended December 31, 1996, and (iv) all directors and executive officers of the Company as a group.


                                                        Amount and Nature of          Percent of
Name and Address of Beneficial Owner                  Beneficial Ownership(1)       Outstanding Shares

Shelly Finkel .......................................         947,736(2)               16.4%
      c/o Shelly Finkel Management, Inc.
      60 East 42nd Street, Suite 464
      New York, New York 10165
Gary J. Wasserson ...................................         452,189(3)                9.0%
      c/o Global Telecommunication
      Solutions, Inc.
      5697 Rising Sun Avenue
      Philadelphia, Pennsylvania 19120
John P. McCabe ......................................          86,667(4)                1.5%
      c/o Global Telecommunication
      Solutions, Inc.
      40 Elmont Road
      Elmont, New York 11003
Alan W. Kaufman .....................................          40,000(5)                 *
      1150 Park Avenue #9A
      New York, New York 10177
Jack N. Tobin .......................................          20,000(6)                 *
      7759 Highlands Circle
      Margate, Florida 33063


                                                 - 3 -




                                                        Amount and Nature of         Percent of
Name and Address of Beneficial Owner                    Beneficial Ownership(1)    Outstanding Shares

Donald L. Ptalis ..................................          37,294(7)                    *
      16 Ross Avenue
      Emerson, New Jersey 07630
Cory Eisner .......................................          25,750(8)                    *
      c/o Global Telecommunication
      Solutions, Inc.
      40 Elmont Road
      Elmont, New York 11003
David S. Tobin ....................................          49,048(9)                    *
      c/o Global Telecommunication
      Solutions, Inc.
      5697 Rising Sun Avenue
      Philadelphia, Pennsylvania 19120
Laifer Capital Management, Inc. ...................         450,205(10)                  7.5%
      45 West 45th Street
      New York, New York 10036
Eli Oxenhorn ......................................         425,340(11)                  7.3%
      56 The Intervale
      Roslyn Estates, New York 11576
Barry Rubenstein ..................................       2,858,338(12)                 34.7%
      68 Wheatley Road
      Brookville, New York 11545
Peoples Telephone Company, Inc. ...................         636,866                     11.4%
      2300 N.W. 89th Place
      Miami, Florida 33172
Paul Silverstein ..................................         417,400(13)                  7.4%
      32 Edgewood Avenue
      Larchmont, New York 10538
Whale Securities Co., L.P. ........................         730,000(14)                 12.0%
      650 Fifth Avenue
      New York, New York 10019
Wheatley Partners LLC .............................       2,000,000(15)                 26.4%
      80 Cuttermill Road
      Great Neck, New York 11021
All executive officers and directors as a .........       1,679,434(16)                 27.5%
group (9 persons)


------------------------------------

*        Less than 1%.

          (1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from the date of this Information Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Information Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

          (2) Includes (i) 50,000 shares of Common Stock underlying warrants ("December 1996 Warrants") issued in connection with a private placement consummated by the Company in December 1996 ("December 1996 Private Placement"), which warrants become exercisable in March 1997, (ii) 60,000 shares of Common Stock issuable upon exercise of currently exercisable options and (iii) an aggregate of 92,618 shares of Common Stock underlying warrants which are of the same class as those issued in connection with the Company's initial public offering ("IPO") in December 1994 and currently quoted on the Nasdaq SmallCap Market ("Public Warrants").

          (3) Includes 390,523 shares of Common Stock which are owned jointly by Mr. Wasserson and his spouse and 61,666 shares of Common Stock issuable upon exercise of currently exercisable options. Does not include 83,334 shares of Common Stock underlying options, 50% of which vest in each of February 1998 and 1999.

          (4) Includes 86,667 shares of Common Stock issuable upon exercise of currently exercisable options. Does not include 33,333 shares of Common Stock underlying options which vest in March 1998.

          (5) Includes 5,000 shares of Common Stock underlying Public Warrants and 30,000 shares of Common Stock issuable upon exercise of currently exercisable options.

          (6) Represents shares of Common Stock issuable upon exercise of currently exercisable options.

          (7) Includes 16,192 shares of Common Stock issuable upon conversion of $50,000 principal amount of debentures ("Convertible Debentures") issued by Global Link Teleco Corporation, a company acquired by the Company in February 1996, 379 shares of Common Stock issuable upon exercise of warrants issued in connection with the Convertible Debentures and 20,000 shares of Common Stock issuable upon exercise of currently exercisable options.

          (8) Includes 1,000 shares of Common Stock underlying Public Warrants and 23,750 shares of Common Stock issuable upon exercise of currently exercisable options. Does not include 11,250 shares of Common Stock underlying options, 8,750 of which vest in October 1997 and 2,500 of which vest in October 1998.

          (9) Includes 49,048 shares of Common Stock issuable upon exercise of currently exercisable options. Does not include 33,334 shares of Common Stock underlying options, 50% of which vest in each of February 1998 and 1999.

          (10) Includes 30,441 shares of Common Stock and 419,764 shares issuable upon conversion of Convertible Debentures held by entities for which Laifer Capital Management, Inc.

                  ("Laifer")  acts as an  investment  adviser  registered  under
                  Section 203 of the Investment Advisers Act of 1940. Such information was obtained by the Company from a Schedule 13G filed by Laifer with the Commission on February 6, 1997.

          (11) Includes 1,000 shares of Common Stock and 1,000 shares issuable upon exercise of Public Warrants owned by Mr. Oxenhorn's son, of which he disclaims beneficial ownership, 94,170 shares of Common Stock issuable upon exercise of Public Warrants and 175,000 shares issuable upon exercise of currently exercisable options.

          (12) Includes 1,000 shares of Common Stock owned by The Marilyn and Barry Rubenstein Family Foundation, a tax exempt organization of which Mr. Rubenstein is a trustee, and 20,000 shares of Common Stock owned by Marilyn Rubenstein, Mr. Rubenstein's spouse. Mr. Rubenstein disclaims beneficial ownership over all of such shares. Also includes 305,000 shares of Common Stock (including 40,000 shares of Common Stock underlying Public Warrants and 200,000 shares underlying December 1996 Warrants) owned by Woodland Partners, a New York general partnership of which Mr. Rubenstein is a partner. Also includes 109,000 shares of Common Stock (including 100,000 shares of Common Stock underlying December 1996 Warrants) owned by the Woodland Venture Fund, a New York limited partnership of which Mr. Rubenstein is a general partner. Also includes 100,000 shares of Common Stock underlying December 1996 Warrants owned by Seneca Ventures, a New York limited partnership of which Mr. Rubenstein is a general partner. Also includes 1,880,000 and 120,000 shares of Common Stock underlying December 1996 Warrants owned by Wheatley Partners, L.P. ("Wheatley") and Wheatley Foreign Partners, L.P. ("Wheatley Foreign"), respectively. Mr. Rubenstein is a member and officer of Wheatley Partners LLC, a Delaware limited liability company which is the general partner of Wheatley, and also a general partner of Wheatley Foreign. Mr. Rubenstein disclaims beneficial ownership of the securities owned by Woodland Partners, Woodland Venture Fund, Seneca Ventures, Wheatley and Wheatley Foreign except to the extent of his equity interest therein. Also includes 54,169 shares of Common Stock owned individually by Barry Rubenstein, 40,000 shares of Common Stock held in his IRA Rollover account, 54,169 shares of Common Stock underlying Public Warrants and 175,000 shares issuable upon exercise of currently exercisable options.

          (13) Includes 50,000 shares issuable upon exercise of currently exercisable options and 17,500 shares of Common Stock underlying Public Warrants.

          (14) Does not include shares held in Whale's trading account. Includes
               (i) 100,000 shares underlying warrants issued to Whale in consideration of certain investment banking services rendered to the Company, (ii) 150,000 shares underlying December 1996 Warrants issued to Whale in connection with the December 1996 Private Placement, (iii) 60,000 shares of Common Stock and 120,000 shares underlying warrants ("May 1996 Warrants") issuable upon exercise of a purchase option ("UPO") issued to Whale in connection with a private placement consummated by the Company in May 1996 ("May 1996 Private Placement") and (iv) 150,000 shares of Common Stock and 150,000 shares underlying Public Warrants issuable to Whale pursuant to the warrant issued to Whale in connection with the Company's IPO ("Underwriter's Warrant"). All of the shares underlying the UPO and the Underwriter's Warrant are held in the name of Whale Securities Co., L.P. for the account of its equity owners and certain of its employees, pending transferability of such warrants pursuant to the rules of the National Association of Securities Dealers, Inc.

          (15) Includes 1,880,000 and 120,000 shares of Common Stock underlying December 1996 Warrants owned by Wheatley and Wheatley Foreign, respectively. Such entities are controlled by Wheatley Partners LLC, a Delaware limited liability company which is the general partner of Wheatley and a general partner of Wheatley Foreign.

          (16) Includes those shares of Common Stock deemed to be included in Messrs. Finkel, Wasserson, McCabe, Kaufman, Tobin and Ptalis' respective beneficial ownership as described in notes 2, 3, 4, 5, 6 and 7 above. Also includes 18,750 shares of Common Stock issuable upon exercise of currently exercisable options held by Maria Bruzzese, Chief Financial Officer of the Company. Also includes 1,000 shares of Common Stock and 1,000 shares underlying Public Warrants beneficially owned by Ms. Bruzzese. Does not include 6,250 shares underlying options granted to Ms. Bruzzese, which vest in October 1997.

                  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater-than-ten percent stockholders are required by Commission regulation to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all filings under Section 16(a) were made as required.

                 AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                  CERTIFICATE OF INCORPORATION TO EFFECTUATE A
                        ONE-FOR-THREE REVERSE STOCK SPLIT


General

         The Board of Directors and Majority Stockholders have approved a proposal to amend the Amended and Restated Certificate of Incorporation of the Company to effect the Reverse Split. The complete text of the Amendment is set forth in Exhibit A to this Information Statement; however, such text is subject to change as may be required by the Delaware Secretary of State. Upon filing of the Amendment with the Delaware Secretary of State, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split ("Old Shares") will be deemed automatically without any action on the part of the stockholders to represent one-third the number of shares of Common Stock after the Reverse Split ("New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by three will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Stock Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders, however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-third the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by three).

         The number of shares of capital stock authorized by the Amended and Restated Certificate of Incorporation will not change as a result of the proposed Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

Purposes of the Proposed Reverse Split

         The Board of Directors believes the Reverse Split is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the market price of the Common Stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date. Finally, the Board of Directors expects the Reverse Split to help the Company meet the minimum inclusion standards established by the Nasdaq Stock Market necessary for Nasdaq National Market listing. Although the Company is currently traded on the Nasdaq SmallCap Market, it hopes to be able to apply for and achieve National Market listing in the future, although there can be no assurance of this.

         However, there can be no assurance that any or all of these effects will occur, including, without limitation, that the market price per New Share of Common Stock after the Reverse Split will be three times the market price per Old Share of Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

Effect of the Reverse Split

         The Reverse Split will be effected by means of filing the Amendment with the Delaware Secretary of State. Pursuant to the regulations promulgated under the Exchange Act, the authorization of the Reverse Split by the Board of Directors and Majority Stockholders shall not become effective until twenty (20) days after the Company has mailed this Information Statement to the stockholders of the Company. Promptly following the expiration of this twenty (20) day period, the Company intends to file the Amendment with the Delaware Secretary of State and the Reverse Split will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing ("Effective Date"). Without any further action on the part of the Company or the stockholders, after the Reverse Split, the certificates representing Old Shares will be deemed to represent one-third the number of New Shares (plus one additional New Share where such Old Shares are not evenly divisible by three).

         Pursuant to the General Corporation Law of Delaware, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Amendment to effect the Reverse Split.

         The Company has authorized capital stock of 35,000,000 shares of Common Stock. The authorized capital stock will not be changed by reason of the Reverse Split. As of February 14, 1997, the number of issued and outstanding Old Shares was 5,563,632. The following table illustrates the principal effects of the proposed Reverse Split and decrease in outstanding Common Stock assuming no additional shares of Common Stock are issued prior to the Effective Date as a result of the exercise of any options or warrants:


 Shares of                  Prior to Proposed     After Proposed
Common Stock                  Reverse Split       Reverse Split
------------                  -------------       -------------

Authorized ..............        35,000,000        35,000,000
Outstanding .............         5,563,632         1,854,544(1)

-------

(1)      Does not include New Shares to be issued in lieu of fractional shares.

         The Common Stock is currently registered under Section 12(b) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Shares will be reported on the Nasdaq SmallCap Market under the symbol "GTST." The New Shares also will be listed on the Boston Stock Exchange under the symbol "GTL."

         Effect on Market for Common Stock. On February 14, 1997, the closing sale price of the Common Stock on Nasdaq was $3-15/16 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will be increased to a price more appropriate for a publicly-traded security.

         Effect on Outstanding Options, Warrants and Convertible Debentures of the Company. As of February 14, 1997, the Company had outstanding options to purchase 1,174,927 shares of Common Stock with per share exercise prices ranging from $0.66 to $6.125. 707,500 of these options were issued pursuant to the Company's 1994 Performance Equity Plan ("1994 Plan") and 467,427 were issued outside of the 1994 Plan ("Nonplan Options"). In addition, as of February 14, 1997, the Company had outstanding 4,141,678 Public Warrants with an exercise price of $4.00 per share and 3,521,255 other warrants ("Other Warrants") with per share exercise prices ranging from $2.50 to $5.125. The Company also has outstanding Convertible Debentures in principal amount of $2,706,000 that are convertible at a conversion price of $3.088 per share into an aggregate of 876,241 shares of Common Stock. Upon the effectiveness of the Reverse Split, the 1994 Plan, the Nonplan Options, the Public Warrants, the Other Warrants and the Convertible Debentures provide for a proportional downward adjustment to the number of shares subject to outstanding options, warrants and debentures and a corresponding upward adjustment in the per share exercise or conversion prices to reflect the Reverse Split.

         Effect on Legal Ability to Pay Dividends. The holders of shares of the Common Stock are entitled to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, subject to the dividend priority of the holders of preferred stock of the Company, if any. Although the Reverse Split will have an immediate effect on the Company's capital in excess of par value, the Reverse Split and its impact on capital in excess of par value will not affect potential distributions to the Company's stockholders. The Company, however, has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain all available earnings for use in the operation and expansion of the Company's business. Any future dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. Additionally, certain covenants contained in the Debentures currently prohibit the Company from declaring or paying cash dividends.

Exchange of Stock Certificates

         As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Continental Stock Transfer & Trust Company, the Company's exchange agent ("Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Split.

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         Stockholders  should not submit any certificates  until requested to do
so. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

Federal Income Tax Consequences

         The following summary of the federal income tax consequences of the Reverse Split as contemplated in the Amendment is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Amendment. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

         The transactions contemplated by the Amendment constitute a "recapitalization" to the Company and its stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Effective Date provided that such shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

Miscellaneous

         The Board of Directors may abandon the proposed Reverse Split at any time prior to the Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Split if it determines, in its sole discretion, that the Reverse Split would aversely effect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendment that it deems necessary to file the Amendment with the Delaware Secretary of State and give effect to the Reverse Split.




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                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission (Exchange Act File No. 1- 13478) are incorporated in this Information Statement by reference and made a part hereof:

         (a) Annual Report on Form 10-KSB for the year ended December 31, 1995, filed with the Commission on April 15, 1996, and amendment thereto on Form 10-KSB/A, filed with the Commission on September 6, 1996;

         (b) Current Report on Form 8-K, dated March 1, 1996, filed with the Commission on March 15, 1996, and amendments thereto on Form 8-K/A, filed with the Commission on May 10, 1996 and September 6, 1996, respectively;

         (c) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, filed with the Commission on May 20, 1996, and amendment thereto on Form 10-QSB/A, filed with the Commission on September 6, 1996;

         (d) Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, filed with the Commission on August 19, 1996, and amendment thereto on Form 10-QSB/A, filed with the Commission on September 27, 1996;

         (e)      Proxy Statement dated July 11, 1996;

         (f) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, filed with the Commission on November 19, 1996, and amendment thereto on Form 10-QSB/A, filed with the Commission on November 20, 1996; and

         (g) Current Report on Form 8-K, dated December 20, 1996, filed with the Commission on December 26, 1996.

         The Company's Registration Statement on Form 8-A (which contains descriptions of the Company's Common Stock and Public Warrants), which was declared effective by the Commission on December 14, 1994, is also incorporated in this Information Statement by reference and made a part hereof.

         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.



                                    - 12 -

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         The Company  will  provide  without  charge to each person to whom this
Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120, Attention: Investor Relations (telephone number: (215) 342-7700).



                                   GLOBAL TELECOMMUNICATION SOLUTIONS, INC.



Philadelphia, Pennsylvania
March 3, 1997

                                                              EXHIBIT A

                         Form of Amended Article FOURTH
            of the Amended and Restated Certificate of Incorporation


         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 36,000,000 shares, which are divided into two classes consisting of (i) 35,000,000 shares of common stock, par value $.01 per share ("Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), issuable in series as may be provided from time to time by resolution of the Board of Directors. Effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State ("Effective Date"), each three shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior thereto shall, without any action on the part of the holder thereof, be reclassified and changed into one fully paid and nonassessable share of Common Stock and each holder of record of a certificate for three or more shares of Common Stock as of the close of business on the Effective Date shall be entitled to receive, as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each three shares of Common Stock represented by the certificate of such holder, with the next higher number of whole shares being issued in lieu of fractional shares.


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